EXHIBIT 10.13
EXTRA SPACE STORAGE INC.
2015 INCENTIVE AWARD PLAN

PERFORMANCE STOCK UNIT AWARD GRANT NOTICE AND
PERFORMANCE STOCK UNIT AWARD AGREEMENT
Extra Space Storage Inc., a Maryland corporation (the “Company”), pursuant to its 2015 Incentive Award Plan (as amended from time to time, the “Plan”), hereby grants to the individual listed below (“Participant”), an award of performance-based restricted stock units (“Performance Stock Units” or “PSUs”) with respect to the number of shares of the Company’s Common Stock (the “Shares”) set forth below. Each PSU is hereby granted in tandem with a corresponding dividend equivalent (the “Dividend Equivalents”). This award for Performance Stock Units and Dividend Equivalents (this “PSU Award”) is subject to all of the terms and conditions set forth in this Performance Stock Unit Award Grant Notice (the “Grant Notice”) and in the Performance Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:
Grant Date:
Target Number of PSUs:
Maximum Number of PSUs:
Distribution Schedule:
Subject to the terms of the Performance Stock Unit Agreement, the PSUs and the Dividend Equivalents shall be distributable as they vest pursuant to the Vesting Schedule in accordance with Section 1.1(c) of the Agreement.

Vesting Schedule:	Subject to the terms of the Agreement, the PSUs and the Dividend Equivalents shall vest as set forth on Exhibit B to this Grant Notice.

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Participant has been provided with a copy or electronic access to a copy of the prospectus for the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

EXTRA SPACE STORAGE INC.	PARTICIPANT
By:	By:
Print Name:	Print
Title:	Name:

EXHIBIT A

TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

PERFORMANCE STOCK UNIT AWARD AGREEMENT
Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of PSUs indicated in the Grant Notice and their corresponding Dividend Equivalents. The PSU Award is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE I.
AWARD; VESTING; DISTRIBUTION
1.1    Terms of Performance Stock Units and Dividend Equivalents.
(a)    Award.
(i)    In consideration of Participant’s past and/or continued employment with or service to the Company or any Affiliate and for other good and valuable consideration, the Company hereby grants to Participant the right to receive the number of PSUs set forth in the Grant Notice and their corresponding Dividend Equivalents, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. Prior to actual issuance of any Shares, the PSUs, the Dividend Equivalents and the PSU Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(ii)    The Company hereby grants to Participant, with respect to each PSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable PSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid.
(b)    Vesting. The PSUs subject to the PSU Award shall vest in accordance with the Vesting Schedule set forth in Exhibit B to the Grant Notice. Unless and until the PSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Participant will have no right to any distribution with respect to such PSUs. In the event of Participant’s Termination of Service prior to the vesting of all of the PSUs, any unvested PSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company. Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the PSU with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.
(c)    Distribution.

(i)    Subject to the terms and provisions of the Plan and this Agreement, within ten (10) days following the vesting date of the PSUs as specified in the Vesting Schedule set forth in Exhibit B to the Grant Notice, (A) shares of Common Stock shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to such Participant’s PSUs vesting on such date and (B) cash shall be distributed to Participant (or in the event of Participant’s death, to his or her estate) with respect to any related Dividend Equivalents (including any Dividend Equivalent Account balance); provided, however, that, in the event the vesting date is the date of a Change in Control, the PSUs and any related Dividend Equivalents (including any Dividend Equivalent Account balance) shall be settled immediately prior to such Change in Control.
(ii)    All distributions of the PSUs shall be made by the Company in the form of whole shares of Common Stock. All distributions in respect of the Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in cash. In lieu of any fractional share of Common Stock, the Company shall make a cash payment to Participant equal to the Fair Market Value of such fractional share on the date the PSUs are settled pursuant to this Section 1.1.
(iii)    Neither the time nor form of distribution of Common Stock with respect to the PSUs and the Dividend Equivalents may be changed, except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.
1.2    Tax Withholding. Notwithstanding anything to the contrary in this Agreement:
(a)    The Company and its Affiliates have the authority to deduct or withhold from other compensation payable to Participant, or to require Participant to remit to the Company or the applicable Affiliate, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the Participant’s portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising from the vesting of the PSUs or the Dividend Equivalents or the receipt of the Shares or cash upon settlement of the PSUs or the Dividend Equivalents. Participant may, at his or her election, satisfy the tax withholding obligation in one or more of the forms specified below, subject to Section 10.2 of the Plan:

(i)     by cash or check made payable to the Company or the Affiliate with respect to which the withholding obligation arises;

(ii)     by the deduction of such amount from amounts payable in settlement of the Dividend Equivalents or other compensation payable to Participant;

(iii)     with the consent of the Administrator, by requesting that the Company withhold a net number of vested Shares otherwise issuable pursuant to the PSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv)     with the consent of the Administrator, by tendering vested shares of Common Stock owned by Participant having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Affiliates based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v)     through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to the Shares issuable pursuant to the PSUs then vesting and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Affiliate with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Affiliate at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)     in any combination of the foregoing.

(b)     In the event Participant fails to provide timely payment of all sums required pursuant to Section 1.2(a), the Company shall have the right, but not the obligation, to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 1.2(a)(iii) above. The Company shall not be obligated to deliver any stock certificate representing Shares issuable with respect to the PSUs or to pay cash in respect of the Dividend Equivalents to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the grant of the PSUs and the Dividend Equivalents, the distribution of the Shares or cash issuable with respect thereto, or any other taxable event related to the PSUs or the Dividend Equivalents, provided that no payment shall be delayed under this Section 1.2(b) if such delay will result in the imposition of taxes or penalties under Section 409A of the Code.

(c)    In the event any tax withholding obligation arising in connection with the PSU Award will be satisfied under Section 1.2(a)(iii) above, then, unless Participant is subject to Section 16 of the Exchange Act at the time the tax withholding obligation arises (in which case the approval of the Committee shall be required for any election by the Company pursuant to this Section 1.2(c)), the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those Shares that are then issuable upon settlement of the PSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Affiliate with respect to which the withholding obligation arises. Participant’s acceptance of this PSU Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 1.2(c). The Company may refuse to issue any Shares to Participant until the foregoing tax withholding obligations are satisfied.

(d)    Participant is ultimately liable and responsible for all taxes owed in connection with the PSU Award, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the PSU Award. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the PSU Award. The Company and its Affiliates do not commit and are under no obligation to structure the PSU Award to reduce or eliminate Participant’s tax liability.

1.3    Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares issuable upon the vesting of the PSUs prior to the fulfillment of all of the following conditions:
(a)     the admission of the Shares to listing on all stock exchanges on which such Shares are then listed;

(b)     the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable;
(c)     the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    the lapse of any such reasonable period of time following the date the PSUs vest as the Administrator may from time to time establish for reasons of administrative convenience, subject to Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder; and
(e)     the receipt by the Company of full payment of any applicable withholding tax in any manner permitted under Section 1.2 above.
1.4    Forfeiture and Claw-Back Provisions. Participant hereby agrees that the Administrator may provide that the PSU Award shall terminate and any PSUs and Dividend Equivalents (including any Dividend Equivalent Account) shall be forfeited, if Participant at any time prior to the settlement of the PSU Award engages in any activity which is inimical, contrary or harmful to the interests of the Company, as determined by the Administrator, including, without limitation, any violation of any written Company policy, or Participant’s employment is terminated for Cause. In addition, Participant hereby acknowledges and agrees that the PSU Award is subject to the provisions of Section 10.5 of the Plan.
1.5    Other Restrictions. Participant hereby acknowledges and agrees that the PSU Award is subject to the provisions of Section 12.8 of the Plan.
ARTICLE II.
OTHER PROVISIONS
2.1    Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Administrator will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.
2.2    PSU Award and Interests Not Transferable. This PSU Award and the rights and privileges conferred hereby, including the PSUs and the Dividend Equivalents awarded hereunder, shall not be liable for the debts, contracts or engagements of Participant or his or her successors in interest nor shall they be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
2.3    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in book-entry form)

shall have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Article 12 of the Plan. After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.
2.4    Adjustments. Participant acknowledges that the PSU Award, including the vesting of the PSU Award and the number of Shares subject to the PSU Award, is subject to adjustment in the discretion of the Administrator upon the occurrence of certain events as provided in this Agreement and Article 12 of the Plan.
2.5    Not a Contract of Employment or other Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates. Participant understands and agrees that this PSU Award does not alter the at-will nature of his or her employment relationship with the Company and is not a promise of continued employment for the vesting period of the PSU Award or any portion of it.
2.6    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs and the Dividend Equivalents are granted and may be settled, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.
2.7    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall impair any rights or obligations under this Agreement in any material way without the prior written consent of Participant.
2.8    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant (or if Participant is then deceased, to Participant’s estate) at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 2.8, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (if to Participant) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
2.9    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
2.10    Section 409A.

(a)    Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.
(b)    This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares and cash issuable pursuant to the PSUs and the Dividend Equivalents hereunder shall be distributed to Participant no later than the later of: (i) the fifteenth (15th) day of the third month following Participant’s first taxable year in which such PSUs and Dividend Equivalents are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such PSUs and Dividend Equivalents are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder.
(c)    For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.
2.11    Tax Representations. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
2.12    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
2.13    Governing Law; Severability. The laws of the State of Maryland shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
2.14    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the PSUs, the Dividend Equivalents, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
2.15    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

2.16    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs and the Dividend Equivalents, and rights no greater than the right to receive the Common Stock as a general unsecured creditor.
2.17    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.
2.18    Paperless Administration. By accepting this PSU Award, Participant hereby agrees to receive documentation related to the PSU Award by electronic delivery, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company.
2.19    Broker-Assisted Sales. In the event of any broker-assisted sale of shares of Common Stock in connection with the payment of withholding taxes as provided in Section 1.2(a)(iii) or (v): (a) any shares of Common Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or arises, or as soon thereafter as practicable; (b) such shares of Common Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company and its Affiliates harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or exercise price, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or exercise price; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company or its Affiliates with respect to which the withholding obligation arises, an amount sufficient to satisfy any remaining portion of the Company’s or the applicable Affiliate’s withholding obligation.
2.20    No Right to Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE PSU AWARD PURSUANT TO SECTION 1.1 HEREOF IS EARNED ONLY BY CONTINUING SERVICE TO THE COMPANY AND ITS AFFILIATES AS AN “AT WILL” EMPLOYEE OR CONSULTANT OF THE COMPANY OR ONE OF ITS AFFILIATES OR A DIRECTOR OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR DIRECTOR FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY’S OR ANY OF ITS AFFILIATES’ RIGHT TO TERMINATE PARTICIPANT’S EMPLOYMENT OR SERVICE TO THE COMPANY OR SUCH AFFILIATE AT ANY TIME, WITH OR WITHOUT CAUSE.

EXHIBIT B
TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
VESTING SCHEDULE
Capitalized terms used in this Exhibit B and not defined in Section 3 below shall have the meanings given them in the Agreement to which this Exhibit B is attached.
1.Performance Vesting. The PSUs shall vest based on the Company’s Relative TSR Ranking (as defined below) and Core FFO (as defined below) for the Performance Period (as defined below). Subject to Section 1(c) below, Participant must remain continuously employed with or providing services to the Company or its Affiliates from the Grant Date until the Measurement Date, in order to be eligible to vest in the PSUs pursuant to this Section 1.
(a)    Vesting in the Event the Measurement Date is December 31, ________. In the event the Measurement Date is December 31, _______, such number of PSUs shall vest on the Certification Date as is determined as follows:
(i)    Relative TSR Ranking. Such number of PSUs shall vest on the Certification Date based on the Company’s Relative TSR Ranking for the TSR Performance Period as is determined by multiplying (i) fifty percent (50%) by (ii) the Target Number of PSUs set forth in the Grant Notice, by (iii) the TSR Performance Multiplier (as determined below) as of the Measurement Date (rounded to the nearest whole PSU). The “TSR Performance Multiplier” means, for the Performance Period, the performance multiplier determined pursuant to the chart below based on the Company’s Relative TSR Ranking relative to the Peer Companies in the MSCI US REIT Index for the Performance Period. If the Company achieves a Relative TSR Ranking that falls between the following levels, the Performance Multiplier will be determined by linear interpolation between the applicable levels.

Relative TSR Ranking Relative to the MSCI US REIT Index for the Performance Period	TSR Performance Multiplier
At or above the 75th Percentile	200%
Below the 75th Percentile and above the 50th Percentile	Determined by linear interpolation
At the 50th Percentile	100%
Below the 50th Percentile and above the 25th Percentile	Determined by linear interpolation
At the 25th Percentile	50%
Below the 25th Percentile	0%

(ii)    Core FFO. Such number of PSUs shall vest on the Certification Date based on the Company’s Core FFO for the FFO Performance Period as is determined by multiplying (i) fifty (50%) by (ii) the Target Number of PSUs set forth in the Grant Notice, by (iii) the Core FFO Performance Multiplier (as determined below) as of the Measurement Date (rounded to the nearest whole PSU). The “Core FFO Performance Multiplier” means, for the FFO Performance Period, the performance multiplier determined pursuant to the chart below based on the aggregate sum of the Company’s Core FFO as determined on each of the three FFO Performance Periods. If the Company achieves Core FFO that falls between the following levels, the Performance Multiplier will be determined by linear interpolation between the applicable levels.

Aggregate Core FFO for each of the Performance Periods	Core FFO Performance Multiplier
At or above $___	200%
Above $__ and below $__	Determined by linear interpolation
At $___	100%
Above $___ and below $___	Determined by linear interpolation
At or below $___	0%

(b)    Vesting in the Event the Measurement Date is the Date of a Change in Control. Notwithstanding the foregoing, in the event the Measurement Date is the date of a Change in Control, such number of PSUs shall vest on the Measurement Date as is equal the greater of (i) the Target Number of PSUs set forth in the Grant Notice, or (ii) the number of PSUs that would vest pursuant to the provisions of Section 1(a) above as a result of the application of the provisions of such section to the shortened Performance Period ending on the date of such Change in Control, as determined by the Administrator and certified in writing as of the date of such Change in Control; provided, however, that, in determining the Core FFO Performance Multiplier for the Performance Period, the Company’s Core FFO for the Performance Period shall be measured against prorated Core FFO objectives determined by multiplying the Core FFO targets set forth in Section 1(a)(ii) above by a fraction (not to exceed one) (A) the numerator of which shall be equal to the number of days elapsed from the first day of the Performance Period until the date of the Change in Control, and (b) the denominator of which shall be three-hundred sixty-five (365).

(c)    Effect of Termination Due to Death or Disability Prior to Measurement Date. In the event of Participant’s Termination of Service as a result of Participant’s death or Disability prior to the Measurement Date, on the date of Participant’s Termination of Service, Participant shall vest in such number of PSUs as is equal to (i) the Target Number of PSUs set forth in the Grant Notice, multiplied by (ii) a fraction (not to exceed one) (A) the numerator of which shall be equal to the number of days elapsed from the first day of the Performance Period until the date of Participant’s Termination of Service, and (b) the denominator of which shall be three-hundred sixty-five (365); provided, however, that the Administrator shall have the discretion to allow 100% of the Target Number of PSUs set forth in the Grant Notice to vest on the date of Participant’s Termination of Service.
(d)    Maximum PSUs. In no event will more than the Maximum Number of PSUs set forth in the Grant Notice vest pursuant to this Exhibit B.
2.Forfeiture. Any portion of the PSUs which do not vest as a result of the Company’s Relative TSR Ranking and/or Core FFO for the Performance Period being below the threshold for vesting set forth above shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall have no further right or interest in or with respect to such PSUs or any related Dividend Equivalents. In addition, subject to Section 1(c), in the event that Participant experiences a Termination of Service for any reason (other than as a result of Participant’s Disability or death) prior to the Measurement Date, then the PSUs and any related Dividend Equivalents shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall have no further right or interest in or with respect to such PSUs or any related Dividend Equivalents.

3.    Definitions. For purposes of this Exhibit B, the following terms shall have the meanings given below:
a. “Beginning Market Value” means the Market Value based on the last trading day prior to the beginning of the Performance Period.

(a)“Certification Date” means, in the event the Measurement Date is December 31, ___, the date on which the Administrator certifies the TSR Performance Multiplier and Core FFO Performance Multiplier for the Performance Period, which certification shall occur no later than March 1, ___; provided, however, that in the event of a Change in Control after December 31, ____, the Certification Date shall occur no later than the date of such Change in Control.
a.    “Core FFO” means the Company’s funds from operations as adjusted to exclude revenues and expenses not core to the Company’s operations, costs associated with acquisitions and non-cash interest, as calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts and in a manner generally consistent with the Core FFO calculations set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and/or any supplemental information filed in connection therewith.
b.    “Disability” shall mean the absence of Participant from Participant’s duties with the Company on a full-time basis for ninety (90) consecutive days or on a total of one hundred eighty (180) days in any twelve (12) month period, in either case as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and reasonably acceptable to Participant or Participant’s legal representative.
c.     “Ending Market Value” means the Market Value based on the last trading day of the Performance Period; provided, however, that in the event that the Measurement Date is the date of a Change in Control, the Ending Market Value of the Common Stock shall mean the price per share of Common Stock paid by the acquiror in the Change in Control.
d.    “FFO Performance Period” means each of (i) January 1, ___ through December 31, ____, (ii) January 1, ____ through December 31, ______ and (iii) January 1, ______ through December 31, ____.
e.     “Market Value” means the closing price per share of Common Stock (or per share of common stock of a Peer Company, as applicable) for the date of determination as reported by the NYSE or such other authoritative source as the Administrator may determine.
f.    “Measurement Date” means the first to occur of (a) December 31, ___, or (b) the date on which a Change in Control occurs.

g.    “Peer Companies” means, for the MSCI US REIT Index for a Performance Period, the companies included in the MSCI US REIT Index on both the first day of the applicable Performance Period and the last day of the applicable Performance Period.

h.    “Relative TSR Ranking” means the Company’s TSR relative to the TSRs of the Peer Companies in the MSCI US REIT Index for the Performance Period. The Company’s Relative TSR Ranking will be determined by ranking the Company and the Peer Companies in the MSCI US REIT Index from highest to lowest according to their respective TSRs for the Performance Period. After this ranking, the percentile performance of the Company relative to the Peer Companies in the MSCI US REIT Index will be determined as follows:

P = 1 – ((R-1)/(N-1))
Where:     “P” represents the Company’s percentile performance, which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.
“N” represents the number of Peer Companies in the MSCI US REIT Index, plus the Company.
“R” represents the Company’s ranking among the Peer Companies in the MSCI US REIT Index.
(b)“Performance Period” means the TSR Performance Period and the FFO Performance Period.
a.    “TSR” means, with respect to the Performance Period, the total value delivered to stockholders of the Company (or of a Peer Company, as applicable), as measured by the change in the price of the Common Stock of the Company (or common stock of a Peer Company, as applicable) over such Performance Period (positive or negative) from the Beginning Market Value for such Performance Period to the Ending Market Value for such Performance Period, plus dividends paid over the Performance Period assuming dividends are reinvested based on the price of the Common Stock of the Company (or common stock of a Peer Company, as applicable) on the last trading day of the month during which the ex-dividend date occurs. Additionally, as set forth in, and pursuant to, Section 2.4 of the Agreement, appropriate adjustments to the TSR of the Company (or of a Peer Company, as applicable) shall be made to take into account all stock dividends, stock splits, reverse stock splits and the other events set forth in Section 2.4 of the Agreement that occur prior to the Measurement Date.

(c)“TSR Performance Period” means the period beginning on January 1, ______ and ending on the Measurement Date.

B-4